Exhibit 10.1

EXECUTION COPY

HEAD LEASE AGREEMENT

BETWEEN

SENECA NATION OF INDIANS

as Landlord

and

SENECA TERRITORY GAMING CORPORATION

as Tenant

Dated February 28, 2007

Effective as of:  May 1, 2004

i

ii

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THIS HEAD LEASE AGREEMENT (this “Lease” or “Lease Agreement”) dated February 28, 2007 and effective as of May 1, 2004 (the “Effective Date”), between the Seneca Nation of Indians (“Landlord” or the “Nation”), a sovereign Indian nation, having an office at 1490 Route 438, Irving, New York (Cattaraugus Territory) 14801 and an office with the address of P.O. Box 231, Salamanca, New York (Allegany Territory) 14779, and the Seneca Territory Gaming Corporation, a wholly-owned governmental instrumentality of the Nation (“Tenant” or “STGC”), having an address at 310 Fourth Street, Niagara Falls, New York (Nation Territory) 14302-0777,

W I T N E S S E T H:

WHEREAS, since May 1, 2004, the Nation has leased to STGC, a wholly owned governmental instrumentality of the Nation, land on the Nation’s Allegany Territory, as more fully described on Exhibit A hereto (the “Premises”) for use as the site for the Seneca Allegany Casino and Hotel and for related purposes pursuant to an oral lease agreement; and

WHEREAS, the parties acknowledge that STGC has paid and the Nation has received all payments due to the Nation under said lease agreement for the lease of the Premises through the date hereof; and

WHEREAS, the Nation and STGC, pursuant to this Lease, desire to memorialize in writing the terms and conditions pursuant to which STGC leases the Premises.

NOW, THEREFORE, in consideration of the matters above recited, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto formally covenant, agree and bind themselves as follows:

article 1.
PREMISES AND TERM

Section 1.01           Premises.  Landlord does hereby sublease to Tenant, and Tenant does hereby hire and take from Landlord the Premises, subject to all title matters affecting the Land and existing as of the date of this Lease Agreement.

Section 1.02           Term.  The Lease term (the “Term”) shall commence as of the Effective Date of this Lease and shall expire on the earlier of either (i) the twenty-first (21st) anniversary of gaming activities under the Compact for Class III gaming between the Nation and the State of New York, or (ii) such other date as may be herein provided.

Article 2.
RENT

Section 2.01           Rent Payments.

(a)           Rent.  Commencing as of October 1, 2006, Tenant shall pay directly to the Landlord, or Landlord’s representative if Tenant is so notified, annual rent (“Annual Rent”) in the amount of Fifteen Million Nine Hundred Thirteen Thousand Five Hundred Dollars ($15,913,500.00) in equal monthly installments of One Million Three Hundred Twenty-Six

Thousand One Hundred Twenty-Five Dollars ($1,326,125.00) in advance on the first day of each calendar month..  On October 1 of each year, the Annual Rent shall automatically increase to 103% of the prior year’s Annual Rent, provided that no increase in Annual Rent hereunder may contravene, or constitute a default under, any agreement, indenture, instrument or other commitment legally binding upon Landlord and/or Tenant, or to which the Premises are subject (“Commitments”).  Any proposed increase to an amount in excess of 103% of the prior year’s Annual Rent shall be jointly reviewed by Landlord and Tenant for consistency with then-applicable Commitments, with any such increase to be confirmed by the parties in writing prior to its effectiveness.  The delay or failure of either party in computing the Annual Rent increase or executing a written statement of confirmation of such Annual Rent increase will not impair the continuing obligation of Tenant to pay Annual Rent. All amounts payable by Tenant pursuant to this Lease Agreement, including, without limiting the foregoing, Annual Rent, and any other sums, costs, expenses or deposits that Tenant in any of the provisions of this Lease Agreement assumes or agrees to pay and/or deposit, shall constitute “Rent” under this Lease.

(b)           Interest and Penalties.  If any payment of Rent shall remain unpaid for more than thirty (30) days beyond the due date thereof, Tenant shall pay to Landlord a late charge equal to four percent (4%) of any Rental not paid when due and interest at a rate equal to the Prime Rate (as hereinafter defined) (the “Default Rate”), such interest to accrue from the due date of such payment to the date of actual payment thereof.  Such late charge and interest shall constitute Rent hereunder and shall be due and payable by Tenant on demand.  No failure by Landlord to insist upon strict performance by Tenant of its obligations to pay late charges shall constitute a waiver by Landlord of its rights to enforce the provisions of this Article 2 in any instance thereafter occurring.  This provision shall not be construed in any way to extend the grace period or notice period provided for in this Lease.  As used herein “Prime Rate” shall mean the rate reported by The Wall Street Journal (or its successors) as the so-called “prime rate”.

Section 2.02           Rent Net to Landlord.  Rent shall be absolutely net to Landlord without any abatement, deduction, counterclaim, set off or offset whatsoever, so that this Lease shall yield, net to Landlord, the Rent due under the Lease. Tenant shall pay all costs, expenses and charges of every kind and nature relating to the Premises, which may arise or become due or payable during or after (but attributable to a period falling within) the Term.

Article 3.
REPRESENTATIONS AND WARRANTIES

Section 3.01           Representations and Warranties of Tenant.  Tenant does hereby represent and warrant as follows:

(a)           Existence and Power.  Tenant is a Governmental instrumentality of a sovereign nation and federally recognized “Indian Tribe” and has the power to enter into the transaction contemplated by this Lease Agreement and to carry out its obligations and exercise its rights hereunder.

(b)           Authorization.  Tenant is authorized and has the power under the laws of the Nation to enter into this Lease Agreement and the transactions contemplated hereby and to perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Lease Agreement.  Tenant by proper action of its Board of Directors and the Nation’s Council has duly authorized the execution, delivery and performance of this Lease Agreement and the consummation of the transactions herein contemplated.

(c)           Validity.  Tenant is not prohibited from entering into this Lease Agreement and discharging and performing all covenants and obligations on its part to be performed under and pursuant to this Lease Agreement and the consummation of the transactions contemplated hereby.  Compliance with the provisions of this Lease Agreement will not conflict with or violate or constitute a breach of or a default under, the terms, conditions or provisions of any law, rule, regulation or order, judgment or decree of any court, contractual limitation, restriction nor indenture, deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which Tenant is a party or by which it or any of its property is bound.  Neither Tenant entering into this Lease Agreement nor Tenant discharging and performing all covenants and obligations on its part to be performed under and pursuant to this Lease Agreement will be in conflict with or result in a breach of or constitute (with due notice and/or lapse of time) a default under any of the foregoing, or result in the creation or imposition of any lien of any nature upon any of the property of Tenant under the terms of any of the foregoing, nor are there any actions, suits or proceedings by or before any court, administrative agency or other governmental authorities pending, or to the best of Tenant’s knowledge, threatened, against or affecting Tenant which would have a material, adverse affect on the ability of Tenant to perform its obligations under this Lease Agreement.  This Lease Agreement is the legal, valid and binding obligation of Tenant enforceable against Tenant in accordance with its terms.

Section 3.02           Representations and Warranties of Landlord.  The Landlord does hereby represent and warrant as follows:

(a)           Existence and Power.  Landlord is a sovereign nation and federally recognized “Indian Tribe” and has the power to enter into the transaction contemplated by this Lease Agreement and to carry out its obligations and exercise its rights hereunder.

(b)           Authorization.  Landlord is authorized and has the power under the laws of the Nation to enter into this Lease Agreement and the transactions contemplated hereby and to perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Lease Agreement.  Landlord by proper action of its Tribal Council has duly authorized the execution, delivery and performance of this Lease Agreement and the consummation of the transactions herein contemplated.

(c)           Validity.  Landlord is not prohibited from entering into this Lease Agreement and discharging and performing all covenants and obligations on its part to be performed under and pursuant to this Lease Agreement and the consummation of the transactions contemplated hereby.  Compliance with the provisions of this Lease Agreement will not conflict with or violate or constitute a breach of or a default under, the terms, conditions or provisions of any law, rule, regulation or order, judgment or decree of any court, contractual limitation, restriction nor indenture, deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which Landlord is a party or by which it or any of its property is bound.  Neither Landlord entering into this Lease Agreement nor Landlord discharging and performing all covenants and obligations on its part to be performed under and pursuant to this Lease Agreement will be in conflict with or result in a breach of or constitute (with due notice and/or lapse of time) a default under any of the foregoing, or result in the creation or imposition of any lien of any nature upon any of the property of Landlord under the terms of any of the foregoing, nor are there any actions, suits or proceedings by or before any court, administrative agency or other governmental authorities pending, or to the best of Landlord’s knowledge, threatened, against or affecting Landlord which would have a material, adverse affect on the ability of Landlord to perform its obligations under this Lease Agreement.  This Lease Agreement is the legal, valid and binding obligation of Landlord enforceable against Landlord in accordance with its terms.

Article 4.
INSURANCE

Section 4.01           Required Coverages.

(a)           Tenant, at its sole cost and expense, shall carry or cause to be carried, insurance coverage of the type and in minimum limits as follows:

(i)            Insurance on the Premises, including all improvements located therein and thereon, shall be carried under an “All Risk” form, including damage by water and subsidence, except for flood and earthquake.  Such insurance shall be carried in an amount equal to full replacement value, subject to insurance market conditions, of the improvements.

(ii)           Commercial general liability insurance shall be carried on the Premises and operations of the Premises against any liability for bodily injury, death, and property damage.  Such commercial general liability insurance shall be on an occurrence basis.  The insurance against liability for bodily injury and/or death shall be not less than Five Million and 00/100 ($5,000,000.00) Dollars for each occurrence for bodily injury and property damage with an annual general aggregate of not less than Ten Million and 00/100 ($10,000,000.00) Dollars.

(iii)          Motor vehicle liability and property damage insurance coverage on all owned, non-owned and hired vehicles shall be provided in the amounts of Five Million and 00/100 ($5,000,000.00) Dollars combined single limit for bodily injury and property damage.

(iv)          Commercial general liability insurance shall include completed operations and products liability.

(v)           Workers’ compensation insurance, if applicable by law or agreement, shall be carried on all persons employed by Tenant or on its behalf, on or at the Premises, or in the operations of Tenant in minimum amounts so provided by law or agreement.

(b)           All insurance provided by or on behalf of Tenant shall be carried in favor of Landlord and Tenant, as their respective interests may appear, as “additional insureds”. Any coverage provided by Tenant, or on its behalf, as required herein also shall name each Mortgagee (as hereinafter defined) as an additional insured under a standard Mortgagee Clause (as hereinafter defined).

Section 4.02           Policy Requirements.

(a)           All insurance required by any provision of this Lease shall be in such form and shall be issued by such responsible companies licensed and authorized to do business in the State of New York as are reasonably acceptable to Landlord and any Mortgagee.  All policies referred to in this Lease shall be procured, or caused to be procured, by Tenant at no expense to Landlord and for periods of not less than one (1) year.  New or renewal policies replacing any policies expiring during the Term or memoranda or certificates thereof, as aforesaid, shall be delivered to Landlord on the execution of this Lease and at least thirty (30) days prior to the date of expiration, together with proof satisfactory to Landlord that the full premiums have been paid. Premiums on policies shall not be financed in any manner whereby each Mortgagee, on default or otherwise, shall have the right or privilege of surrendering or canceling the policies, provided, however, that premiums may be paid in installments.

(b)           Tenant and Landlord shall cooperate in connection with the collection of any insurance moneys that may be due in the event of loss and Tenant and Landlord shall execute and deliver such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any such insurance moneys.

(c)           Tenant shall not carry separate insurance (other than personal injury liability insurance) concurrent in form or contributing in the event of loss with that required by this Lease to be furnished by Tenant, unless Landlord and each Mortgagee (as hereinafter defined) are included therein as insureds with loss payable as provided in this Lease.

(d)           Each policy of insurance required to be obtained by Tenant as herein provided and each duplicate policy issued by the insurer shall contain (i) a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount or any loss sustained, (ii) an agreement by the insurer that such policy shall not be cancelled or materially modified without at least thirty (30) days’ prior written notice to Landlord and to each Mortgagee and (iii) an agreement by the insurer pursuant to which the insurer waives subrogation (with the exception of workers’ compensation) and having obtained such clause or endorsement of waiver of subrogation, Tenant agrees that it will not make any claims against, or seek to recover from, Landlord for any loss or damage to Tenant’s property covered by its fire and extended coverage insurance, provided, however, the subject release shall be limited by the terms and provisions of the waiver of subrogation clause and shall be co-extensive therewith.

Section 4.03           Blanket Policies.  The insurance required by this Lease may, at the option of Tenant, be effected by blanket or umbrella policies issued to Tenant covering the Premises and other properties owned or leased by such Tenant, provided that the policies otherwise comply with the provisions of this Lease and allocate to the Premises and all improvements thereon and therein the specified coverage, without possibility of reduction or coinsurance by reason of, or damage to, any other premises named therein, and if the insurance required by this

Lease shall be effected by any such blanket or umbrella policies, Tenant shall furnish to Landlord certificates of insurance for such policies, with schedules thereto attached showing the amount of insurance afforded by such policies applicable to the Premises in form and substance satisfactory to Landlord.

Article 5.
USE OF INSURANCE PROCEEDS

(a)           If the Premises or improvements thereon or therein shall be destroyed or damaged in whole or in part by fire or other casualty of any kind or nature, ordinary or extraordinary, foreseen or unforeseen (each, a “Casualty”), Tenant shall give to Landlord prompt notice thereof. Tenant may, at its election, repair, alter, restore, replace and rebuild the same, or the functional equivalent of the same as was existing immediately prior to such occurrence, subject to such changes or alterations as Tenant may elect.  Landlord, in no event, shall be called upon to restore any portion of the Premises or improvements, now or hereafter existing or any portion thereof or to pay any of the costs or expenses thereof.  If Tenant shall elect not to restore the Premises or improvements, Tenant shall promptly give notice to Landlord of its election not to restore.

(b)           All insurance proceeds payable as a result of a Casualty will be paid directly to Tenant.

Article 6.
CONDEMNATION

Section 6.01           Total Condemnation.

(a)           If at any time during the Term, the whole or substantially all of the Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement among Landlord, Tenant and those authorized to exercise such right, this Lease and the Term, shall terminate and expire on the date of such taking and the Rent payable by Tenant hereunder shall be paid to the date of such taking.

(b)           The term “substantially all of the Premises” shall be deemed to mean such portion of the Premises as, when so taken, would leave remaining a balance of the Premises which, due either to the area so taken or the location of the part so taken in relation to the part not so taken, would not under economic conditions, zoning laws or building regulations then existing or prevailing, readily accommodate, in Tenant’s judgment, a new building or buildings of a nature similar to the improvements existing at the date of such taking and after performance of all covenants, agreements, terms and provisions herein and by law provided to be performed and paid by Tenant.

Section 6.02           Award to Landlord.

(a)           If the whole or substantially all of the Premises shall be taken or condemned as provided in this Article 6, the award for or attributable to the Premises in any proceeding with respect to such taking shall be paid to Landlord.

(b)           Tenant and Landlord agree to execute any and all documents and perform any requisite acts in order to facilitate such collection of the award.

Section 6.03           Date of Taking.  For purposes of this Article 6, the “date of taking” shall be deemed to be the date on which the whole or substantially all of the Premises, or a part thereof, as the case may be, shall have vested in any lawful power or authority of the government of the United States of America or such other governmental authority having jurisdiction.

Section 6.04           Partial Condemnation.  If less than substantially all of the Premises be so taken, all of the terms and provisions of Sections (a) and (b) of Article 5 shall be fully applicable hereto respecting Tenant’s election regarding restoration and payment of the condemnation award.

Article 7.
ASSIGNMENT, SUBLETTING AND MORTGAGES

Section 7.01           Restrictions on Right of Tenant to Transfer Lease.  Tenant may assign or transfer this Lease, or sublet the Premises in its entirety or substantially in its entirety, or portions thereof, without the prior written consent of Landlord in each instance, provided, however that in all events Tenant shall provide Landlord a true and correct copy of the documentation evidencing such assignment, sublease or transfer within thirty (30) days of the execution and completion thereof.  Tenant may also from time to time enter into a venture with a third party or parties to perform a business operation at the Premises. The foregoing in no way modifies Tenant’s obligation under this Lease Agreement.

Section 7.02           Leasehold Mortgage.

(a)           Tenant may encumber by mortgage, mortgages or other proper instruments this Lease and Tenant’s leasehold interest in the Premises as security for any indebtedness undertaken by Tenant (each, a “Leasehold Mortgage”). The execution of a Leasehold Mortgage or other similar instrument, or the foreclosure thereof, or any sale thereunder, either by judicial proceedings or by virtue of any power reserved in a Leasehold Mortgage, or conveyance by Tenant to the holder of such indebtedness (each, a “Holder of Leasehold Mortgage”), or the exercising of any right, power or privilege reserved in a Leasehold Mortgage, shall not be held as a violation of any of the terms and conditions hereof, or as an assumption by the Holder of Leasehold Mortgage or its designee personally of the obligations hereof, except to the extent that the Holder of Leasehold Mortgage or its designee voluntarily assumes said obligations in order to avoid termination of this Lease, provided that such Leasehold Mortgage or the actions taken pursuant thereto shall not violate the following provisions of this Paragraph.

(b)           If Tenant shall encumber this Lease or its leasehold interest in the Premises and if Tenant or a Holder of Leasehold Mortgage shall give written notice to Landlord of the existence thereof and the address of such Holder of Leasehold Mortgage, then Landlord will mail or deliver to each such Holder of Leasehold Mortgage, at such address, a duplicate copy of all notices in writing which Landlord may, from time to time, give to or serve on Tenant under and pursuant to the terms and provisions hereof, such copies shall be mailed or delivered to each such Holder of Leasehold Mortgage, at, or as near as possible to, the same time such notices are given to or served on Tenant. Each such Holder of Leasehold Mortgage may, at its option, at any time before the rights of Tenant shall be terminated as provided herein, pay any of the rents due hereunder, or pay any taxes and assessments, or do any act or thing required of Tenant by the terms hereof, or do any act or thing that may be necessary and proper to be done in the observance of the covenants and conditions hereof, or to prevent the termination hereof, all payments so made, and all things so done and performed by such Holder of Leasehold Mortgage shall be as effective to prevent a termination of the rights of Tenant hereunder as the same would have been if done and performed by Tenant.

(c)           Landlord agrees that it will not terminate this Lease because of the bankruptcy or insolvency of the Tenant, or because the Tenant shall abandon the Premises, or because the Tenant shall suffer this Lease or any estate or interest thereunder to be taken under any writ of execution, or because the Tenant shall make an assignment for the benefit of creditors, or because of any other failure on the part of Tenant to observe or perform any of the covenants contained in this Lease, if a Holder of Leasehold Mortgage cures any default by Tenant which is curable by the payment of money within thirty (30) days after the date of written notice from Landlord to each Holder of Leasehold Mortgage specifying the nature of the default, or if such default is not curable by the mere payment of money, then if a Holder of Leasehold Mortgage shall agree in writing to perform (and does perform) within ninety (90) days after the date of the written notice of default from Landlord to each Holder of Leasehold Mortgage specifying the nature of the default all of the obligations of Tenant under this Lease capable of performance by a Holder of Leasehold Mortgage until such time as this Lease shall be sold upon foreclosure pursuant to the provisions of the Leasehold Mortgage. Provided that a Holder of Leasehold Mortgage pays all amounts then due and payable on the part of the Tenant, including interest and all late penalties, and Landlord’s legal fees incurred as a result of Tenant’s default, Landlord agrees to accept performance by such Holder of Leasehold Mortgage of any term, covenant or condition to be performed by Tenant under this Lease with the same force and effect as though timely performed by Tenant as long as such Holder of Leasehold Mortgage performs within the time periods previously set forth in this Subparagraph. If a Holder of Leasehold Mortgage fails to cure any Tenant default in accord with the foregoing, Landlord may terminate this Lease and proceed with all available remedies to take possession of the Premises and all other rights pertaining thereto, as set forth in the provisions governing default under this Lease. When more than one Holder of Leasehold Mortgage exists, the rights and interests of each Holder of Leasehold Mortgage under this Lease shall be determined by the priority of each such Holder of Leasehold Mortgage and as such rights and interests may be restricted or otherwise allocated pursuant to any agreement(s) between such Holders of Leasehold Mortgage or between Tenant and such Holder(s) of Leasehold Mortgage. Notwithstanding any such agreement(s), Landlord is required to give any notice required hereunder to all Holders of Leasehold Mortgage of which Landlord has been given written notice. Landlord acknowledges that some Tenant defaults may not be capable of cure by a Holder of Leasehold Mortgage, such as the bankruptcy of the Tenant. Landlord agrees that Tenant defaults which are by their nature impossible to cure by a Holder of Leasehold Mortgage shall not be deemed a basis for termination of this Lease so long as all other defaults which are capable of cure are cured in accordance with this Section.

(d)           Landlord agrees that this Lease shall not be hereafter modified or amended without the prior written consent of each Holder of Leasehold Mortgage to:

(i)            Increase the Annual Rent or additional rent (except with regard to increases now provided in the Lease);

(ii)           Change the legal description of the Premises from that now set forth in this Lease;

(iii)          Shorten the term or any renewal term of this Lease, except as now permitted by this Lease;

(iv)          Change the permitted use of the Premises; or

(v)           Impose any additional obligations upon Tenant.

Landlord further covenants and agrees not to accept a surrender of the Premises or a cancellation or release of this Lease from Tenant (except pursuant to the exercise of Landlord’s remedies provided herein if an event of default occurs) prior to the expiration or earlier termination thereof without the prior written consent of each Holder of Leasehold Mortgage.

(e)           If Landlord exercises Landlord’s right to terminate this Lease as provided in Article 20 hereof, then each Holder of Leasehold Mortgage shall have the right to notify Landlord in writing, within thirty (30) days after the effective date of written notice from Landlord to each Holder of Leasehold Mortgage, that such one or more Holders of Leasehold Mortgage or any designee or nominee thereof elects to lease the Premises from the date of such termination of this Lease for the remainder of the scheduled term of this Lease, including the option terms, at the rent and upon the other same terms, covenants and conditions that are herein set forth, with the same relative priority as this Lease and having the benefit of investing in such one or more Holder(s) of Leasehold Mortgage or any designee or nominee thereof of all of the rights, title, interests, powers and privileges of Tenant hereunder. If such one or more Holder(s) of Leasehold Mortgage elects to obtain such new lease, then such Holder(s) of Leasehold Mortgage shall be obligated, within thirty (30) days after delivery to Landlord of such notice of election, to (i) cure the default upon which such termination was based, or in respect to any default not capable of being cured within such thirty (30) day time period or which cannot be cured without entry and possession to proceed and effectuate such cure with due diligence following delivery of possession (excluding, however, Tenant defaults which by their nature are impossible to cure); (ii) pay to Landlord all Annual Rent  including interest, all late penalties, and all items of additional rent due and payable under this Lease up to and including the date of commencement of the term of such new lease; and (iii) pay to Landlord all expenses and reasonable attorney’s fees incurred by Landlord in connection with any such default and termination and with the preparation, execution and delivery of such new lease.  Upon such performance by such one or more Holder(s) of Leasehold Mortgage or any designee or nominee thereof, such parties shall have the same relative priority as this Lease and having the benefit of all the rights, titles, interests, powers and privileges of Tenant hereunder, including, specifically, automatic vesting of title to all improvements as well as all equipment, fixtures and machinery therein, until the expiration of the term of this Lease unless this Lease shall thereafter be sooner terminated. Such Holder(s) of Leasehold Mortgage or any designee or nominee thereof shall be obligated under such new lease and agree in writing that promptly following the delivery of the new lease, such Holder(s) of Leasehold Mortgage or its designee will perform or cause to be performed all of the other covenants and agreements herein contained on Tenant’s part to be performed.

(f)            Unless excused by Landlord, if any assignee or transferee of a Holder of Leasehold Mortgage or new lessee deriving rights from the Holder of Leasehold Mortgage fails to cure any of the Tenant’s defaults within one hundred twenty (120) days from the effective date of such assignment, transfer or new lease, this Lease and the lease rights hereunder and under any such new lease shall terminate forthwith at Landlord’s option and in Landlord’s sole and absolute discretion, such option to be exercised by sending written notice to the assignee or transferee that the new lease has been terminated pursuant to this provision.

(g)           Landlord agrees to execute and deliver any and all consents and other documents (including reasonable modifications to this Lease) reasonably requested by Tenant and/or one or more Holder(s) of Leasehold Mortgage so long as such documents are reasonably consistent with the provisions of this Section 7.02.

(h)           Notwithstanding any provision in this Article 7 or elsewhere in this Lease to the contrary, Tenant may, in its sole discretion, enter into lease financing, conventional financing and other arrangements in connection with the acquisition, lease and disposal of the equipment and/or personal property including, without limitation, leasing of equipment and/or personal property from another with an option to purchase at the end of the lease term and assignment of Tenant’s interests in the equipment and/or personal property, if required, as security for these transactions.

(i)            Nothing herein shall be deemed to relieve, impair, release, or discharge Tenant of its obligations to fully perform the terms of this Lease on Tenant’s part to be performed.

(j)            Notwithstanding any provision in this Article 7 or elsewhere in this Lease to the contrary, Tenant may, in its sole discretion and without the consent of Landlord enter into any financing and other arrangements which do not create a lien on the leasehold estate created hereby, including without limitation, pledges of proceeds from all uses of the Premises as provided in this Lease.

(k)           As used herein:

“Person” shall mean and include an individual, corporation, partnership, joint venture, trust, unincorporated association and any federal, state, county or municipal government or any bureau, department or agency thereof.

Section 7.03           Obligations of Subtenants.  To the extent applicable, Tenant shall use good faith efforts to cause the subtenants, operators, licensees, concessionaires and other occupants of the Premises (collectively “Subtenants”) to comply with (a) all of Tenant’s obligations under this Lease, with respect to the space covered by the Subtenants’ sublease (hereinafter defined), and (b) their obligations under their subleases, occupancy, license and concession agreements (collectively “Subleases”), and Tenant shall diligently enforce all of the rights of the Landlord thereunder in accordance with the terms of such Subleases.  Landlord hereby agrees that all permitted assignments, sublets and subsublets shall have the benefit of nondisturbance and attornment as between any assignee, sublessee or subsublessee and Landlord, either pursuant to provisions set forth in such assignments, subleases or subsubleases or by virtue of separate nondisturbance and attornment agreements containing customary terms and conditions, which Landlord hereby agrees to execute within ten (10) days of receipt of written request.

Section 7.04           Tenant’s Obligation to Cure.  The fact that a violation or breach of any of the terms, provisions or conditions of this Lease results from or is caused by an act or omission by any of the Subtenants shall not relieve Tenant of Tenant’s obligation to cure the same. Tenant shall promptly take steps to cause any such violation or breach to be cured.  Landlord hereby acknowledges that so long as Tenant promptly takes steps to cause any such violation or breach to be cured and diligently pursues the same until cured, such violation or breach by any of the Subtenants shall not constitute grounds for termination of this Lease.

Section 7.05           No Waiver.  Landlord, after Default (as hereinafter defined) by Tenant, may collect rent and all other sums due under Subleases, and apply the net amount collected to the Rent payable by Tenant hereunder, but no such collection shall be, or be deemed to be, a waiver of any agreement, term, covenant or condition of this Lease or the acceptance by Landlord of any Subtenants as Tenant hereunder, or a release of Tenant from performance by Tenant of its obligations under this Lease.

Section 7.06           Intentionally Omitted.

Section 7.07           Tenant’s Use.  Notwithstanding Tenant’s rights to enter into subleases of the Premises, Tenant shall throughout the term of this Lease Agreement, use or cause the Premises to be used as agreed between Landlord and Tenant.  The parties hereby acknowledge that Tenant will not use or cause to be used any part of the Premises for any unlawful conduct or purpose.

Section 7.08           Mortgage or other Security Agreement Requirements.  No mortgage or other security agreement shall be valid or of any force or effect respecting the Landlord unless and until a true copy of the original of each instrument creating and effecting such mortgage or other security agreement, certified by Tenant to be a true copy of such instrument, and written notice containing the name and post office address of the Mortgagee, shall have been delivered to Landlord, and the mortgage or other security agreement shall contain substantially the following provisions:

“(1) The Mortgagee agrees to send the Landlord under said Lease copies of all notices to the Mortgagor in which the Mortgagee claims that there exists one or more defaults under the terms and provisions of this Mortgage; said copy to be sent to the Landlord under said Lease simultaneously with its being sent to the Mortgagor.”

Section 7.09           Mortgagee; Arbitration.  Landlord agrees that Landlord will give any Mortgagee who shall have given Landlord a notice as provided in Section 7.10 hereof notice of any demand by Landlord for any arbitration, and Landlord will recognize such Mortgagee as a proper party to participate in the arbitration.

Section 7.10           Landlord to Join in Tenant Mortgage.  Anything to the contrary in the foregoing provisions of this Article 7 notwithstanding, in the event Tenant shall request Landlord, in writing, to join in any mortgage, lien, pledge, grant, assignment, hypothecation or such other conveyance, encumbering Tenant’s estate in the Premises for any term, Landlord shall, at no cost or expense to Landlord, execute, acknowledge and join in such mortgage.  Such mortgage shall, however, be fully non-recourse to Landlord and all of the provisions of Article 14 of this Lease respecting the non-liability and indemnification of Landlord shall be fully applicable with respect thereto.  The provisions of the mortgage specifying the non-recourse nature thereof with respect to Landlord shall be satisfactory to Landlord.

Article 8.
INTENTIONALLY OMITTED

Article 9.
waste and damage to premises

Section 9.01           Tenant’s Obligations.  Tenant, shall not commit or suffer, and shall use all reasonable precaution to prevent waste, damage, or injury to the Premises (including from environmental contamination).

Section 9.02           No Landlord Services.  Landlord shall not be required to furnish any services, utilities or facilities whatsoever to the Premises.  Landlord shall have no duty or obligation to make any alteration, change, improvement, replacement, restoration or repair to, or to demolish, any improvements.  Tenant assumes the full and sole responsibility for the condition, operation, repair, alteration, improvement, replacement, maintenance and management of the Premises and all improvements thereon and therein.

Article 10.
CHANGES, ALTERATIONS AND ADDITIONS

Tenant may alter the improvements at the Premises, or any part thereof, without the consent of the Landlord, or make any addition thereto or construct any improvements on the Premises or destroy any existing improvements, whether voluntarily or in connection with a repair or restoration required by this Lease (collectively, “Capital Improvements”), subject to the following:

(a)           If any contemplated Capital Improvement shall not be covered by Tenant’s insurance policies, then no such Capital Improvement shall be undertaken until Tenant shall have delivered to Landlord insurance policies or certificates or memoranda therefor issued by responsible insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payments, for the insurance required by Article 4 hereof.  If under the provisions of any casualty, liability or other insurance policy or policies then covering the Premises or any part thereof any consent to such Capital Improvement by the insurance company or companies issuing such policy or policies shall be required to continue and keep such policy or policies in full force and effect, Tenant shall obtain such consents and pay any additional premiums or charges therefor that may be imposed by said insurance company or companies prior to the commencement of the Capital Improvement, all of which shall be carried out under the supervision of a duly licensed architect or engineer selected by Tenant.

(b)           Upon the expiration or earlier termination of this Lease Agreement, subject to any then-existing Commitments, all Capital Improvements to all or any portion of any of the Premises shall immediately become the property of Landlord, and Tenant agrees to fully cooperate with Landlord in all requests made by Landlord in connection with the immediate transfer of all such improvements to the Landlord.

Article 11.
REQUIREMENTS OF PUBLIC AUTHORITIES AND
OF INSURANCE UNDERWRITERS AND POLICIES

Tenant, at its sole cost and expense, promptly shall use all reasonable efforts to utilize the Premises in a manner consistent with any and all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders (collectively “Requirements”) without regard to the nature of the work required to be done, extraordinary as well as ordinary, of any governmental authority having jurisdiction, now existing or hereafter created, and of any and all of their departments and bureaus, and of any applicable fire rating bureau or other body exercising similar functions, affecting the Premises, or any street, avenue and/or sidewalk comprising a part or in front thereof and/or any vault in or under the same, or requiring the removal of any encroachment, or affecting the maintenance, use or occupation of the Premises.  Tenant also shall use good faith efforts to comply with any and all provisions and requirements of any casualty, liability or other insurance policy required to be carried by Tenant under the provisions of this Lease.  Nothing herein shall prevent Tenant from contesting the validity of any Requirement in accordance with existing law.  Notwithstanding anything in this Lease Agreement to the contrary, the parties hereby acknowledge that the Nation and STGC are subject only to Requirements of the Seneca Nation and that the Nation and STGC voluntarily comply with certain Requirements of the Seneca Nation and the federal government of the United States.

Article 12.
limited use of well water

The Nation hereby authorizes STGC to develop water wells on the Premises for use by STGC for landscaping purposes only, provided however that upon receipt of notice that the Nation, in its sole judgment and discretion, has determined that such use has or could have an adverse effect on the aquifer or the water quantity or quality available for Nation purposes, the STGC shall immediately cease such use.

Article 13.
DISCHARGE OF LIENS

Section 13.01         Discharge of Liens.  Except for any customary utility easements, restrictive easement agreements, Mortgages or otherwise set forth in Section 7.02, neither Landlord nor Tenant shall create or permit to be created any lien, encumbrance or charge upon the Land and shall not suffer any other matter or thing whereby the estate, rights and interest of Landlord in the Premises or any part thereof might be materially impaired.

Section 13.02         Tenant Indemnity for Liens.  Tenant shall indemnify and hold Landlord harmless from and against any and all costs, expenses, liability or damages arising from or, in connection with, the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Premises or any part thereof, or the furnishing of materials or the rendering of services that would give rise to the filing of any lien against the Premises or any part thereof.

Article 14.
LIMITED OBLIGATIONS OF THE PARTIES; INDEMNITY

Section 14.01         Tenant Accepts “As Is”.  Tenant acknowledges that Landlord has not operated or maintained the Premises and that Tenant is fully familiar with the Premises, the physical condition thereof and title matters.  Tenant accepts the Premises “as is”, in the existing condition and state of repair.

Section 14.02         No Landlord Representations.  Tenant acknowledges with respect to the transaction pursuant to which Landlord has acquired its interest in the Premises and leased the same to Tenant that it has not relied on any representations, statements or warranties made by Landlord and that Landlord shall not, in any event whatsoever, be liable by reason of any such claimed misrepresentation or breach of warranty or for any latent or patent defects in the Premises.

Section 14.03         No Landlord Liability/Indemnification.

(a)           All covenants, stipulations, promises, agreements and obligations of Landlord contained in this Lease Agreement shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Landlord and not of any member, officer, agent, servant or employee of the Landlord in his or her individual capacity, and no recourse under or upon any obligation, covenant or agreement contained in this Lease Agreement, or otherwise based or in respect of this Lease Agreement, or for any claim based thereon or otherwise in respect of this Lease Agreement, shall be had against any past, present or future member, officer, agent, servant or employee, as such, of the Landlord or any successor public benefit corporation or political subdivision or any person executing this Lease Agreement on behalf of the Landlord, either directly or through the Landlord or any successor public benefit corporation or political subdivision.  It is expressly understood that this Lease Agreement is a corporate obligation, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any such member, officer, agent, servant or employee of the Landlord or of any successor public benefit corporation or political subdivision or any person so executing this Lease Agreement under or by reason of the obligations, covenants or agreements contained in this Lease Agreement or implied therefrom.  Any and all such personal liability of, and any and all such rights and claims against, every such member, officer, agent, servant or employee under or by reason of the obligations, covenants or agreements contained in this Lease Agreement or implied therefrom are, to the extent permitted by law, expressly waived and released as a condition of, and as a consideration for, the execution of this Lease Agreement.

(b)           The obligations and agreements of the Landlord contained herein shall not constitute or give rise to a general obligation of the Landlord, but rather shall constitute limited obligations of the Landlord as expressly set forth in this Lease Agreement.

(c)           Tenant shall at all times protect and hold the Landlord harmless of, from and against any and all claims (whether in tort, contract or otherwise), demands, expenses and liabilities for losses, damages, injury and liability of every kind and nature and however caused, and taxes (of any kind and by whomsoever imposed), resulting from, arising out of, or in any way connected with this Lease Agreement or the Premises described herein, or the enforcement of any of the terms or provisions hereof or thereof or the transactions contemplated hereby, including, but not limited to:

(i)            the rehabilitation, renovation and construction of the improvements, the installation or removal of any equipment or any other work or thing done in, on or about the Premises or any part thereof;

(ii)           any use, non-use, possession, occupation, alteration, repair, condition, operation, maintenance or management of the Premises or any part thereof or adjacent thereto;

(iii)          negligence on the part of Tenant or any subtenant or any of its or their respective agents, contractors, servants, employees, licensees or invitees;

(iv)          any accident, injury (including death) or damage to any person or property occurring in, on or about the Premises or any part thereof or adjacent thereto;

(v)           any failure on the part of Tenant to pay Annual Rent or to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with and the exercise by Landlord of any remedy provided in this Lease with respect thereto; and

(vi)          any lien or claim which may be alleged to have arisen against or on the Premises or any part thereof or any of the assets of, or funds appropriated to, Landlord, or any liability which may be asserted against Landlord with respect thereto.

(d)           Such indemnification set forth above shall be binding upon Tenant for any and all claims, demands, expenses, liabilities and taxes set forth herein.  The Landlord shall not be liable for any damages or injury to the person or property of Tenant or its trustees, officers, employees, agents or servants or persons under the control or supervision of Tenant or any other person who may be about the Premises, due to any act or negligence of any person, other than with respect to the gross negligence or willful misconduct of the Landlord.  If any claim, action or proceeding relating to the Premises is made or brought against Landlord, then, upon demand by Landlord, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in Landlord’s or Tenant’s name, if necessary, by the attorneys for Tenant’s insurance carrier (if such claim, action or proceeding is covered by insurance), otherwise by such attorneys selected by Tenant as Landlord shall reasonably approve, which approval shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, if Landlord reasonably determines that it is appropriate to engage its own attorneys then Landlord, after consultation with Tenant, may engage its own attorneys to defend it or to assist in its defense and Tenant shall pay the reasonable fees and disbursements of such attorneys but Landlord may not enter into any settlement of the claim, action or proceeding without the prior written consent of Tenant which may be given or withheld at Tenant’s sole and absolute discretion.

Section 14.04         Tenant Indemnity; Insurance.  The obligations of Tenant under this Article 14 shall not be affected in any way by the absence of insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under insurance policies affecting the Premises.

Section 14.05         Survival.  The terms and conditions of this Article 14 shall survive the expiration or earlier termination of this Lease Agreement.

Section 14.06         No Consequential Damages.  In no event shall either party be liable for consequential, incidental or special damages under this Lease Agreement.

Article 15.
LANDLORD NOT LIABLE FOR INJURY OR DAMAGE, ETC.

Landlord shall not in any event whatsoever be liable for any injury or damage to Tenant (unless caused by the gross negligence or willful misconduct of Landlord, its agents, servants or employees) or to any other Person happening on, in or about the Premises and its appurtenances, nor for any injury or damage to the Premises or to any property belonging to Tenant (unless caused by the gross negligence or willful misconduct of Landlord, its agents, servants or employees) or to any other Person.

Article 16.
INTENTIONALLY OMITTED

Article 17.
RIGHT OF INSPECTION

Section 17.01         Landlord Access to Premises.  Upon reasonable notice, Tenant shall permit Landlord and its agents or representatives to enter the Premises at all reasonable times during business days and business hours for the purpose of determining whether or not Tenant is in compliance with its obligations hereunder.

Section 17.02         No Landlord Obligation to Repair.  Nothing in this Article 17 or elsewhere in this Lease shall imply any duty on the part of Landlord to do any repairs, maintenance, renovation or other work on or at the Premises, and performance thereof by Landlord shall not constitute a waiver of Tenant’s default in failing to perform the same. In the event Landlord has the right to undertake any such work and undertakes such work, Landlord, during the progress of any such work, may keep and store at the Premises all necessary materials, tools, supplies and equipment for the completion of such work.  Once undertaken, Landlord shall diligently complete such work in a timely and workmanlike manner, in a manner consistent with each of the provisions of this Lease as applicable to Tenant as if Landlord were the tenant.  Provided Landlord is in compliance with the foregoing sentence, Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Tenant or any subtenant by reason of making such repairs or the performance of any such work, or on account of bringing materials, tools, supplies and equipment into the Premises during the course thereof and the obligations of Tenant under this Lease shall not be affected thereby.

Article 18.
LANDLORD’S RIGHT TO PERFORM TENANT’S COVENANTS

If Tenant at any time shall be in Default (as hereinafter defined) of any of its obligations under this Lease beyond all applicable notice and cure periods, then Landlord, without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may (but shall be under no obligation to) perform such obligation on Tenant’s behalf.  All costs and expenses reasonably incurred by Landlord in connection with the performance of any act pursuant hereto together with interest thereon at the Default Rate from the respective dates of Landlord’s making demand to Tenant of each such payment of each such sum, cost, expense, charge, payment or deposit, shall be paid by Tenant to Landlord within twenty (20) business days of demand therefor provided Landlord’s demand shall be accompanied by a reasonably detailed statement setting forth such expenditures, the reasons therefor and reasonably detailed invoices and/or receipts evidencing such expenditures.  Such amounts due from Tenant shall be Rent under this Lease.  Any payment or performance by Landlord pursuant hereto shall not be nor be deemed to be a waiver or release of the breach or default of Tenant with respect thereto or of the right of Landlord to terminate this Lease, institute summary proceedings or take such other action as may be permissible hereunder if an Event of Default (as hereinafter defined) by Tenant shall have occurred.

Article 19.
PERMITTED USE; NO UNLAWFUL OCCUPANCY

Subject to the provisions of applicable law of this Lease, Tenant shall cause the Premises to be used as agreed to by Landlord and Tenant.  Tenant shall not use or occupy, nor permit or suffer the Premises or any part thereof to be used or occupied for any unlawful or illegal business.

Article 20.
EVENTS OF DEFAULT, CONDITIONAL LIMITATIONS, REMEDIES

Section 20.01         Event of Default.  Each of the following events shall be an “Event of Default” or “Default” hereunder:

(a)           Tenant shall fail to pay any installment of Rent or any part thereof within thirty (30) business days after receipt of written notice from Landlord that Tenant has failed to pay such installment once the same has become due and payable and remains unpaid following such thirty (30) business day period;

(b)           Subject to Force Majure, Tenant’s determination that operation of the Premises is not economically feasible, or except during Tenant’s construction, alteration or repair of improvements on the Premises, Tenant shall fail, for a period of sixty (60) consecutive business days following receipt of notice from Landlord, to use the Premises for agreed upon activities;

(c)           Tenant is generally not paying its debts as such debts become due or shall admit, in writing, that it is unable to pay its debts as such debts become due;

(d)           Except as contemplated pursuant to Section 7.02 of this Lease, Tenant shall make an assignment for the benefit of creditors;

(e)           Tenant shall file a voluntary petition under Title 11 of the United States Code or if such petition is filed against Tenant and an order for relief is entered, or  Tenant shall file any petition or answer seeking, consenting to or acquiescing in any reorganization, arrangements, composition, readjustment, liquidation, dissolution or similar relief under present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, or shall seek or consent to or acquiesce in or suffer the appointment of any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of Tenant or of all or any substantial part of its properties or of the Premises or any interest of Tenant therein;

(f)            If within one hundred twenty (120) days after the commencement of any proceeding against tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within one hundred twenty (120) days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver, custodian, assignee, sequestrator, or liquidator of Tenant or of all or any substantial part of its properties or of the Premises or any interest of Tenant therein, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within thirty (30) days after the expiration of any such stay, such appointment shall not have been vacated;

(g)           If any material representation made herein by Tenant proves to be false or incorrect as of the date when made; or

(h)           Tenant shall fail to observe or perform one or more of the other terms, conditions, covenants or agreements of this Lease and such failure is material and shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant specifying such failure (unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot by their nature reasonably be performed, done or removed, as the case may be, within such thirty (30) day period, in which case no Event of Default shall be deemed to exist as long as Tenant shall have commenced curing the same within such thirty (30) day period and shall diligently and continuously prosecute the same to completion).

Section 20.02         Tenant Default; Payment of Rent and Termination of Lease.  If any Event of Default shall have occurred and be continuing beyond all applicable notice and cure periods, Landlord may, at its sole option, give to Tenant an additional thirty (30) business days notice of cancellation of this Lease and opportunity to cure the same, in which event this Lease and the Term shall come to an end and expire upon the expiration of such thirty (30) business day period if Tenant thereafter fails to cure the same with the same force and effect as if the date set forth in the notice was the date of the end of the Term of the Lease; and Tenant shall then quit and surrender the Premises  to Landlord, and all unpaid Rent shall be immediately due and Tenant shall immediately pay the full amount of such unpaid Rent to Landlord.  Upon payment in full of such amounts to the Landlord, Landlord and Tenant shall be released from any and all further obligations under this Lease, except those that are expressly provided for as surviving the termination thereof. The terms of this Section 20.02 shall survive the termination of this Lease.

Section 20.03         Intentionally omitted.

Section 20.04         No Reinstatement.  No receipt of monies by Landlord from Tenant after the termination of this Lease, or after the giving of any notice of the termination of this Lease (unless such receipt cures the Event of Default which was the basis for the notice), shall reinstate, continue or extend the Term or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rent payable by Tenant hereunder.  After the service of notice to terminate this Lease, Landlord may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such notice, all such monies collected being deemed payments on account of the use and occupation of the Premises or, at the election of Landlord, on account of Tenant’s liability hereunder.

Section 20.05         Strict Performance.  No failure by Landlord to insist upon the strict performance of any covenants agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition.  No covenant, agreement, term or condition of this Lease to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord.  No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

Section 20.06         Remedies Cumulative.  Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease.

Section 20.07         Landlord’s Costs and Expenses.  Tenant shall pay to Landlord all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by Landlord in any action or proceeding to which Landlord may be made a party by reason of any act or omission of Tenant hereunder provided the Landlord is the prevailing party in such action.  Tenant also shall pay to Landlord all reasonable costs and expenses, including without limitation, reasonable attorneys’ fees and disbursements, incurred by Landlord in enforcing any of the covenants and provisions of this Lease and incurred in any action brought by Landlord against Tenant on account of the provisions hereof, and all such reasonable costs, expenses, and reasonable attorneys’ fees and disbursements may be included in and form a part of any judgment entered in any proceeding brought by Landlord against Tenant on or under this Lease provided the Landlord is the prevailing party in such action.  All of the sums paid or obligations incurred by Landlord as aforesaid, with interest and costs, shall be paid by Tenant to Landlord promptly upon demand.

Section 20.08         Tenant Bankruptcy.  If an order for relief is entered or if a stay of proceeding or other acts become effective in favor of Tenant or Tenant’s interest in this Lease in any proceeding which is commenced by or against Tenant under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, Landlord shall be entitled to invoke any and all rights and remedies available to it under such bankruptcy code, statute, law or this Lease, including, without limitation, such rights and remedies as may be necessary to protect adequately Landlord’s right, title and interest in and to the Premises or any part thereof and to assure adequately the complete and continuous future performance of Tenant’s obligations under this Lease.  Adequate protection of Landlord’s right, title and interest in and to the Premises, and adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, shall include, without limitation, the following requirements:

(a)           Tenant, to the extent required by applicable law, comply with all of its obligations under this Lease;

(b)           Tenant continue to use the Premises in the manner required by this Lease and applicable law;

(c)           Tenant, to the extent that Tenant desires to assume this Lease, provide proof to Landlord, within one hundred (120) days after entry of such order or the effective date of such stay, of adequate assurance of the complete and continuous future performance of Tenant’s obligations under the Lease, a security deposit in an amount acceptable to Landlord, but in no event more than the Annual Rent payable hereunder for the then current lease year;

(d)           Tenant, to the extent required by applicable law, will use any unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease; and

(e)           If Tenant’s trustee, Tenant or Tenant as debtor-in-possession assumes this Lease and proposes to assign the same (pursuant to 11 U.S.C. §365, as the same may be amended) to any Person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the trustee, Tenant or Tenant as debtor-in-possession, then notice of such proposed assignment, setting forth (i) the name and address of such Person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such Person’s future performance under the Lease, including, without limitation, the assurance referred to in 11 U.S.C. §365(b)(3) (as the same may be amended), shall be given to Landlord by the trustee, Tenant or Tenant as debtor-in-possession no later than twenty (20) days after receipt by the trustee, Tenant or Tenant as debtor-in-possession of such offer, but in any event no later than ten (10) days prior to the date that the trustee, Tenant or Tenant as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right, to be exercised by notice to the trustee given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such Person, less any brokerage commissions which may be payable out of the consideration to be paid by such Person for the assignment of this Lease.

Article 21.
NOTICES

All notices, certificates or other communications hereunder shall be in writing and shall be deemed sufficiently given if (a) mailed by United States certified mail, postage prepaid, or (b) if sent by a nationally recognized overnight courier or (c) delivered personally, to the Landlord and Tenant as the case may be, addressed as follows:

(a)           To Landlord:

Seneca Nation of Indians

1490 Route 438

Irving, New York 14801

Attn:  President

With copies to:

Seneca Nation of Indians

P.O. Box 231

Salamanca, New York 14779

Attn:  Treasurer

and

Seneca Nation of Indians

P.O. Box 231

Salamanca, New York 14779

Attn:  Department of Justice

(b)           To Tenant:

Seneca Territory Gaming Corporation

310 Fourth Street

Niagara Falls, New York 14302-0777

Attn:  President and CEO

With a copy to:

Seneca Territory Gaming Corporation

310 Fourth Street

Niagara Falls, New York 14302-0777

Attn:  General Counsel

Landlord and Tenant may, by notice given hereunder to each of the others, designate any further or different addresses to which the subsequent notices, certificates or other, communications to them shall be sent.

Every notice, demand, request, consent, approval, or other communication hereunder shall be deemed to have been given or served only upon receipt.

Article 22.
TERMINATION

Tenant and Landlord shall each have the right to terminate the Lease in its entirety at any time after the date of the Lease, by giving the other party at least ninety (90) days advance written notice (the “Termination Notice”) that such party intends to terminate the Lease effective as of the date set forth therein (the “Termination Date”).  Tenant shall then quit and surrender the Premises to Landlord on the Termination Date, and all unpaid Rent through the Termination Date shall be immediately due and Tenant shall immediately pay the full amount of such unpaid Rent through the Termination Date to Landlord.  Upon payment in full of such amounts to the Landlord, Landlord and Tenant shall be released from any and all further obligations under this Lease, except those that are expressly provided for as surviving the termination thereof. The terms of this Article 22 shall survive the termination of this Lease.

Article 23.
INTENTIONALLY OMITTED

Article 24.
INTENTIONALLY OMITTED

Article 25.
EXCAVATIONS AND SHORING

If any excavation shall be made or contemplated for construction or other purposes upon property adjacent to the Premises, Tenant shall either:

(a)           afford to the person or persons causing or authorized to cause such excavation the right to enter upon the Premises in a reasonable manner for the purpose of doing such work as may be necessary to preserve any of the walls or structures on the Premises from injury or damage and to support the same by proper foundations, or

(b)           do or cause to be done all such work, at Tenant’s expense, as may be necessary to preserve any of the walls or structures on the Premises from injury or damage and to support the same by proper foundations.

Tenant shall not, by reason of any such excavation or work, have any claim against Landlord for damages or for indemnity or for suspension, diminution, abatement, or reduction of Rent payable by Tenant hereunder unless such claim arises from Landlord’s gross negligence or intentional misconduct.

Article 26.
CERTIFICATES BY LANDLORD AND TENANT

Section 26.01         Landlord Certificate.  Landlord agrees at any time and from time to time, upon not less than ten (10) business days’ prior notice by Tenant, to execute, acknowledge and deliver to Tenant or such other person designated by Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications) and the date to which the Rent payable by Tenant hereunder has been paid, and stating whether or not to the best knowledge of the signer of such certificate Tenant is in Default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying in detail each such Default of which the signer may have knowledge and any other such item as Tenant shall reasonably request, due regard being given to the fact that such certificate may be requested on behalf of a potential or actual Mortgagee.

Section 26.02         Tenant Certificate.  Tenant shall at any time and from time to time upon not less than ten (10) days prior notice by Landlord execute, acknowledge and deliver to Landlord or any other party specified by Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications) and the date to which each item of the Rent payable by Tenant hereunder has been paid, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying in detail each such default of which the signer may have knowledge.

Article 27.
INTENTIONALLY OMITTED

Article 28.
ENTIRE AGREEMENT

This Lease contains all the promises, agreements, conditions, inducements and understandings between Landlord and Tenant relating to the Premises and there are no promises,

agreements, conditions, understandings, inducements, warranties or representations, oral or written, expressed or implied, between them other than as herein set forth.

Article 29.
QUIET ENJOYMENT

If and as long as Tenant faithfully performs the agreements, terms, covenants and conditions of this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term hereby granted without molestation or disturbance by or from Landlord or any Person claiming through Landlord and free of any encumbrance created or suffered by Landlord, except those encumbrances created or suffered by Tenant and those as to which this Lease is subject and subordinate.

Article 30.
DISPUTES

All disputes between the parties with respect to this Lease shall be determined by the courts of the Seneca Nation of Indians.

Article 31.
RECORDING OF MEMORANDUM

Landlord and Tenant, upon the written request of the other, shall join in the execution of a memorandum of lease in proper form for recordation.

Article 32.
NO DISCRIMINATION WITH RESPECT TO THE PREMISES

With respect to the Premises, Tenant covenants and agrees that it shall (a) neither commit nor permit discrimination or segregation by reason of race, creed, color, religion, national origin, ancestry, sex, age, disability or marital status (“Discrimination”) in the sale, transfer or assignment of its interest under this Lease or in the subleasing, use or occupancy of the Premises or any part thereof or in connection with the erection, maintenance, repair, restoration, alteration or replacement of, or addition to, any building (b) not willfully engage in any personnel practices which may have a discriminatory effect and (c) comply with all federal laws, ordinances, rules, and regulations from time to time in effect prohibiting Discrimination or segregation or pertaining to equal employment opportunities.

Article 33.
Tenant’s Charter

Nothing contained in this Lease Agreement shall be construed as modifying or amending the charter of the STGC, as may be from time to time amended, nor granting in advance any approvals that are otherwise required under the charter.

Article 34.
MISCELLANEOUS

Section 34.01         Captions.  The captions of this Lease are for convenience of reference only and in no way define, limit or describe the scope or intent of this Lease or in any way affect this Lease.

Section 34.02         Table of Contents.  The Table of Contents is for the purpose of convenience of reference only and is not to be deemed or construed in any way as part of this Lease or as supplemental thereto or amendatory thereof.

Section 34.03         Plurals.  The use herein of the neuter pronoun in any reference to Landlord or Tenant shall be deemed to include any individual Landlord or Tenant, and the use herein of the words “successors and assigns” or “successors or assigns” of Landlord or Tenant shall be deemed to include the heirs, legal representatives and assigns of any individual Landlord or Tenant.

Section 34.04         Execution of Documents.  If more than one party is named as or becomes Tenant hereunder, Landlord may require the signatures of all such parties in connection with any notice to be given or action to be taken by Tenant hereunder.

Section 34.05         No Merger.  Except as otherwise expressly provided in this Lease, there shall be no merger of this Lease or the leasehold estate created hereby with the fee estate in the Land or any part thereof by reason of the same Person acquiring or holding, directly or indirectly, this Lease or the leasehold estate created hereby or any interest in this Lease or in such leasehold estate as well as the fee estate in the Land.

Section 34.06         No Broker.  Each of the parties represents to the other that it has not dealt with any broker in connection with this transaction.  If any claim is made by broker who shall claim to have acted or dealt with Tenant in connection with this transaction, Tenant will be responsible for payment of the brokerage commission, fee or other compensation to which such broker is entitled.

Section 34.07         Changes of Lease.  This Lease cannot be changed, modified or terminated orally, but only by a written instrument of change, modification or termination executed by the party against whom enforcement of any change, modification, or termination is sought.

Section 34.08         Governing Law.  This Lease shall be interpreted and construed in accordance with the laws of the Seneca Nation of Indians.

Section 34.09         Successors and Assigns.  The agreements, terms, covenants and conditions herein shall be binding upon and shall inure to the benefit of, Landlord and Tenant and their respective successors and assigns.

Section 34.10         No Violations.  Neither Landlord nor Tenant will do, authorize or execute any act, deed or thing whatsoever or fail to take any such action which will or may cause the other party to be in violation of any of its obligations.

Section 34.11         References.  All references in this Lease to “Articles” or “Sections” shall refer to the designated Article(s) or Section(s), as the case may be, of this Lease.

Section 34.12         Severable.  If any term or provision of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 34.13         No Abatement.  Except as may be otherwise expressly provided herein, there shall be no abatement, diminution or reduction of Rent payable by Tenant hereunder or of the other obligations of Tenant hereunder under any circumstances.

Section 34.14         Substitution.  Where Tenant is required to do or accomplish any act or thing hereunder, Tenant may cause the same to be done or accomplished by others with the same force and effect as if done or accomplished by Tenant.

Section 34.15         Lease to Run With Land.  This Lease Agreement shall run with the land, both as respects benefits and burdens created herein, and shall be binding upon and inure to the benefit of the successors and assigns of the respective parties.

Section 34.16         Force Majeure.  The obligations of Landlord and Tenant to perform their respective covenants hereunder, other than, and exclusive of, Tenant’s obligation to pay Rent hereunder, shall be excused to the extent that Landlord or Tenant, as the case may be, is prevented or delayed from so doing by reason of Force Majeure.  “Force Majeure” shall mean failure, in whole or in part, or delay on the part of Tenant in the performance of any of the obligations imposed upon Tenant under this Lease, shall be excused and Landlord shall not exercise its option to terminate this Lease, when such failure or delay is the direct result of any of the following causes: Acts of God, earthquake, windstorm, hurricane, fire, flood, strikes or other labor stoppages including shortages of labor or materials, the elements, malicious mischief by third parties not within the control of Tenant, insurrection, riot, public enemy, war, terrorism, wrongful acts of the Landlord or comparable extraordinary cause not within the control of Tenant.

Section 34.17         Easements.  Landlord will, from time to time, at the request of Tenant and at Tenant’s cost and expense (but subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed), (i) grant consent to easements and other rights in the nature of easements with respect to the Land to third parties, (ii) grant consent to release existing easements or other rights in the nature of easements which are for the benefit of the Land, (iii) execute petitions to have the Land annexed to any municipal corporation or utility district and (iv) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases and petitions (to the extent of its interests in the Land).

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above-written.

LANDLORD:

SENECA NATION OF INDIANS

By:
Name:
Title:

TENANT:

SENECA TERRITORY GAMING CORPORATION

By:
Name:
Title:

STATE OF NEW YORK	)
) ss:
COUNTY OF	)

On the _______ day of _____________ in the year 2007, before me, the undersigned personally appeared ______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Signature and Office of individual taking acknowledgment

STATE OF NEW YORK	)
) ss:
COUNTY OF	)

On the _______ day of _____________ in the year 2007, before me, the undersigned personally appeared ______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Signature and Office of individual taking acknowledgment

Exhibit A

Description of Premises Leased for STGC Use

AREA ONE (1)

19.6 Acres

ALL THAT TRACT OR PARCEL OF LAND, situate in the City of Salamanca, County of Cattaraugus and State of New York, bounded and described as follows:

COMMENCING at a rebar with cap set at angle point #15 of the Allegany Indian Reservation boundary and westerly line of the City of Salamanca; thence north 71° 10’ 09” east, along the south bounds of the Allegany Indian Reservation, a distance of 1,375.01 feet to a set rebar with cap; thence north 17° 42’ 27” east, a distance of 1,014.27 feet, through a set rebar with cap, to a set rebar with cap standing in the southern bounds of the Southern Tier Expressway (Interstate 86); thence south 72° 17’ 29” east, and along the south bounds of the Southern Tier Expressway, to the intersection of the south bounds of the Southern Tier Expressway with the northwesterly bounds of the Allegany State Park; thence southwesterly, along the northwest bounds of Allegany State Park and the south bounds of the Allegany Indian Reservation line, to the point or place of beginning, containing approximately 19.6 acres of lands.

AREA TWO (2)

62.8 Acres

ALL THAT TRACT OR PARCEL OF LAND, situate in the City of Salamanca, County of Cattaraugus and State of New York, bounded and described as follows:

BEGINNING at a rebar with cap set at angle point No, 15 of the Allegany Indian Reservation boundary and westerly line of the City of Salamanca;

THENCE North 34 degrees 31 minutes 59 seconds West, along the west bounds of the City of Salamanca line, a distance of 1,297.82 feet to a point in the southerly bounds of the Southern Tier Expressway;

THENCE along the bounds of the Southern Tier Expressway the following courses:

1.                  North 72 degrees 10 minutes 51 seconds East, a distance of 7.83 feet to a point;

2.               THENCE North 45 feet to a degrees 43 minutes 10 seconds East, a distance of 89.45 feet to a point;

3.               THENCE North 68 degrees 27 minutes 51 seconds East, a distance of 25.06 feet to a point;

4.               THENCE North 68 degrees 28 minutes 31 seconds East, a distance of 425.94 feet to a point;

5.               THENCE North 65 degrees 09 minutes 31 seconds East, a distance of 82.00 feet to a point;

6.               THENCE North 65 degrees 09 minutes 51 seconds East, a distance of 120.00 feet to a point;

7.               THENCE North 17 degrees 42 minutes 49 seconds West, a distance of 50.00 feet to a point;

8.               THENCE South 79 degrees 24 minutes 31 seconds West, a distance of 201.56 feet to a point;

9.               THENCE South 73 degrees 33 minutes 31 seconds West, a distance of 450.11 feet to a point;

10.         THENCE North 17 degrees 42 minutes 49 seconds West, a distance of 120.00 feet to a point;

11.         THENCE North 66 degrees 59 minutes 11 seconds East, a distance of 1,138.20 feet, a point;

12.         THENCE South 72 degrees 17 minutes 29 seconds East, a distance of 1,370.14 feet to a set rebar with cap;

A-1

THENCE southerly, turning away from the Southern Tier Expressway, South 17 degrees 42 minutes 27 seconds West, through lands of the Grantor, through a rebar with cap set on line, a distance of 1,014.27 feet to a rebar with cap standing in the southerly bounds of the Allegany Indian Reservation;

THENCE South 71 degrees 10 minutes 09 seconds West, and along the south bounds of the Allegany Indian Reservation line, a distance of 1,375.01 feet to the point or place of beginning, containing 62.8 acres of land, more or less, according to a survey prepared by Douglas C. Myers, PLS, dated March 15, 2000.

EXCEPTING THEREFROM so much of the premises taken by the State of New York by Notice of Appropriation dated October 21, 1971 and recorded October 21, 1971 in Liber 723 of Deeds at Page 1125.

AREA THREE (3)

Description of parcel on which temporary storage tanks, access roadway and piping sit to be provided by Landlord.

A-2